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                                                                    Exhibit 23.1


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                   ACCOUNTING, FINANCIAL BUSINESS CONSULTING





EXHIBIT 23.1 - CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in Registration Statement No. 33-57477 on Form S-8 of our report on the consolidated financial statements and report as to schedules included in the Annual Report on Form 10-K of Waxman Industries, Inc. and Subsidiaries for the years ended June 30, 2002 and June 30, 2001.


/s/ Meaden & Moore, Ltd.
MEADEN & MOORE, LTD.
Certified Public Accountants

August 27, 2002
Cleveland, Ohio







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